Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Jim Leonard

412-267-5226

TMS International Corp. Announces Closing of Underwriters’

Over-Allotment Option for Initial Public Offering

PITTSBURGH, PA, April 29, 2011 – TMS International Corp. (the “Company”) (NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of products and services to steel mills globally, today announced that it has closed the sale of additional shares of its Class A common stock pursuant to the exercise of the over-allotment option granted to the underwriters of the Company’s initial public offering.

Pursuant to the exercise of the over-allotment option, the Company sold an additional 1,680,000 shares of its Class A common stock to the underwriters at the initial public offering price of $13 per share, less the underwriting discount, for additional net proceeds of $20.4 million. Pursuant to its initial public offering, including the over-allotment option, the Company has issued 10,880,000 shares of Class A common stock in its initial public offering for aggregate net proceeds of $129.7 million (after deducting the underwriting discount and expenses). In total, the Company has 39,255,973 shares of common stock outstanding, of which 12,880,000 shares are Class A common stock and 26,375,973 shares are Class B common stock.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, and J.P. Morgan Securities LLC, were the joint book-running managers for the offering. KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Raymond James & Associates, Inc., BMO Capital Markets Corp., CIBC World Markets Corp., Griffiths McBurney Corp., as agent affiliate for GMP Securities L.P., National Bank Financial Inc., Scotia Capital (USA) Inc. and TD Securities (USA) LLC were the co-managers.

A registration statement relating to these securities (File No. 333-166807) was filed with and declared effective by the Securities and Exchange Commission on April 8, 2011.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

TMS International Corp.

12 Monongahela Avenue, Glassport, PA 15045

Phone: 412-678-6141 Fax: 412-675-8295

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The Company provides services at 74 customer sites in nine countries and operates a global raw materials procurement network spanning five continents.

Certain information in this news release contains forward-looking statements with respect to the Company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the Company’s business strategies, estimates of future global steel production and other market metrics and the Company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the Company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause the Company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the Company’s forward-looking statements can be found in the Company’s Registration Statement on Form S-1. The Company undertakes no obligation to update or revise forward-looking statements after the day of the release as a result of new information, future events or developments except as required by law.

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TMS International Corp.

12 Monongahela Avenue, Glassport, PA 15045

Phone: 412-678-6141 Fax: 412-675-8295